EXHIBIT 11

                           SOUTHDOWN, INC. AND SUBSIDIARIES
                    STATEMENT OF COMPUTATION OF PER SHARE EARNINGS
                 (in millions, except per share amounts - Unaudited)

                                             Three Months     Six Months
                                                 Ended           Ended
                                               June 30,        June 30,
                                           ---------------  ----------------
                                             1994    1993    1994     1993
                                           ------  -------  -------  -------
   Earnings (loss) for primary earnings
     per share:
      Earnings (loss) before cumulative
        effect of a change in accounting
        principle and preferred stock
        dividends                           $11.0   $  2.6  $ 8.8    $ (1.8)
     Preferred stock dividends               (2.4)    (1.2)  (4.5)     (2.5)
                                           ------  -------  -------  -------
      Earnings (loss) for primary earnings
       per share before cumulative effect
        of a change in accounting principle 8.6 1.4 4.3 (4.3) Cumulative effect of a change in
      accounting principle                     -        -      -      (48.5)
                                           ------  -------  -------  -------
   Net earnings (loss) for primary earnings
     per share                              $ 8.6   $  1.4  $ 4.3    $(52.8)
                                           ------  -------  -------  -------
                                           ------  -------  -------  -------

   Earnings (loss) for fully diluted
     earnings per share:
      Earnings (loss) before cumulative
        effect of a change in accounting
        principle and preferred stock
        dividends                           $11.0   $  2.6  $ 8.8    $ (1.8)
      Antidilutive preferred stock
        dividends                              -      (1.2)  (4.5)     (2.5)
                                           ------  -------  -------  -------
        Earnings (loss) for primary earnings
         per share before cumulative effect
         of a change in accounting principle 11.0      1.4    4.3      (4.3)
     Cumulative effect of a change in
      accounting principle                     -        -      -      (48.5)
                                           ------  -------  -------  -------
   Net earnings (loss) for fully diluted
     earnings per share                     $11.0   $  1.4  $ 4.3    $(52.8)
                                           ------  -------  -------  -------
                                           ------  -------  -------  -------
   SOUTHDOWN, INC.
   EXHIBIT 11 - Page 2
   (in millions, except per share amounts - Unaudited)

                                             Three Months     Six Months
                                                 Ended           Ended
                                               June 30,        June 30,
                                           ---------------  ----------------
                                            1994     1993     1994     1993
                                           ------  -------  -------  -------

   Average shares outstanding:
     Common stock                            17.2     16.9   17.2      16.9
      Common stock equivalent from assumed
        exercise of stock options and
        warrants (treasury stock method)      0.7        -    0.7        -
                                           ------  -------  -------  -------
     Total for primary earnings per share    17.9     16.9   17.9      16.9

     Other potentially dilutive securities:
        - Assumed conversion of Series A
         convertible preferred stock at
         one-half share of common stock       1.0      1.0    1.0       1.0
        - Assumed conversion of Series B
         convertible preferred stock at
         2.5 shares of common stock           2.3      2.4    2.4       2.4
        - Assumed conversion of the Series D
         convertible preferred stock at
         1.51 shares of common stock          2.6       -     2.2         -
                                           ------  -------  -------  -------
     Total for fully diluted earnings
      per share                              23.8     20.3   23.5      20.3

     Less:  Antidilutive securities
         Series A preferred stock              -      (1.0)  (1.0)     (1.0)
         Series B preferred stock              -      (2.4)  (2.4)     (2.4)
         Series D preferred stock              -        -    (2.2)       -
                                           ------  -------  -------  -------
                                             23.8     16.9   17.9      16.9
                                           ------  -------  -------  -------
                                           ------  -------  -------  -------

   Earnings (loss) per share:
   Primary
     Earnings (loss) before cumulative
      effect of a change in accounting
      principle                            $ 0.48  $ 0.08   $ 0.24  $(0.26)
     Cumulative effect of a change in
      accounting principle, net                -       -        -    (2.86)
                                           ------  -------  -------  -------
                                           $ 0.48  $ 0.08   $ 0.24  $(3.12)
                                           ------  -------  -------  -------
                                           ------  -------  -------  -------
   Fully diluted
     Earnings (loss) before cumulative
      effect of a change in accounting
      principle                            $ 0.46  $ 0.08   $ 0.24  $(0.26)
     Cumulative effect of a change in
      accounting principle, net                -       -        -    (2.86)
                                           ------  -------  -------  -------
                                           $ 0.46  $ 0.08   $ 0.24  $(3.12)
                                           ------  -------  -------  -------
                                           ------  -------  -------  -------